Exhibit 99.1

Xoom Reports Second Quarter 2015 Results

-	Second Quarter Revenue of $46.3 Million, increase of 16% from Q2 2014
-	Second Quarter Gross Sending Volume of $1.7 Billion, decrease of 4% from Q2 2014
-	1,381,175 Active Customers, increase of 16% from Q2 2014

SAN FRANCISCO, Calif., July 29, 2015 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the second quarter of 2015.

•	Revenue for the second quarter was $46.3 million, an increase of 16% from the second quarter of 2014.
•	Gross profit for the second quarter was $33.0 million, an increase of 23% from the second quarter of 2014.
•	GAAP net loss for the second quarter was $2.3 million, or a loss of $0.06 per diluted share, compared to net income of $1.4 million, or $0.03 per diluted share, for the second quarter of 2014.
•	Adjusted EBITDA for the second quarter was $3.9 million, compared to $5.1 million for the second quarter of 2014.
•	Non-GAAP net income per diluted share for the second quarter was $0.06, compared to net income of $0.09 per diluted share for the second quarter of 2014.
•	Cash, cash equivalents, disbursement prefunding and short-term investments were $229.9 million as of June 30, 2015, compared to $250.2 million as of December 31, 2014.
•	There was no outstanding amount due under the line of credit as of June 30, 2015. Outstanding amount due under the line of credit was $28.0 million as of December 31, 2014.

Operating Metrics

•	Gross sending volume for the quarter was $1.7 billion, a decrease of 4% from the second quarter of 2014.
•	Transactions for the quarter were 3,880,264, representing growth of 22% from the second quarter of 2014.
•	Active customers for the quarter were 1,381,175, representing growth of 16% from the second quarter of 2014.
•	Gross additional customers for the quarter were 157,803, an increase of 2% from the second quarter of 2014.

Highlights and Strategic Announcements

During the quarter, Xoom launched the following new initiatives to enhance its customer experience and expand its reach in new markets:

•

Expansion into Sri Lanka through our partnership with Sampath Bank, one of the largest banks in Sri Lanka, which enables Xoom customers to instantly deposit funds into Sampath Bank accounts in Sri Lanka and to deposit funds to other banks in Sri Lanka, including Hatton National Bank, Bank of Ceylon, Peoples Bank, Commercial Bank and more.

•	Expansion into Austria, Belgium, Greece and Portugal, with bank deposit services to various banks in these countries.
•

Introduction of Xoom Mobile Reload, a service which allows customers to instantly send airtime credit online from the U.S. to prepaid mobile phones in 22 countries, including India, Mexico and the Philippines.

On July 1, 2015, Xoom entered into a definitive agreement under which PayPal, Inc. will acquire Xoom for $25 per share in cash (the “Merger”). The Merger was unanimously approved by the Boards of Directors of both companies, as well as the Board of Directors of eBay Inc., PayPal, Inc.'s parent company on the date of the agreement.

Business Outlook

In connection with the pending Merger, beginning in Q2 2015, Xoom will no longer provide details regarding its business outlook for future periods. In light of the pending Merger, and the results reported above, the Company has determined to withdraw its prior guidance for the full year 2015. The Company will not host a conference call to review its second quarter 2015 financial results.

About Xoom

Xoom is a leading digital money transfer provider that enables consumers to send money, pay bills and send prepaid mobile phone reloads for family and friends around the world in a secure, fast and cost-effective way, using their mobile phone, tablet or computer. During the 12 months ended June 30, 2015, Xoom’s more than 1.4 million active customers sent approximately $6.9 billion with Xoom. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. Adjusted EBITDA excludes (benefit) provision for income taxes, interest expense, interest income, amortization of acquired intangible asset, depreciation and other amortization expense, expenses related to stock-based compensation and Merger-related costs.  Depreciation and other amortization expense includes impairment charges and loss on disposal of long-lived assets. Costs incurred in connection with the Merger are unique costs incurred out of the normal course of business and have therefore been excluded from adjusted EBITDA and non-GAAP net income to reflect normalized business performance. Non-GAAP net income and non-GAAP net income per diluted share exclude expenses related to stock-based compensation, amortization of acquired intangible asset and Merger-related costs. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(Xoom-f)

Contacts:

Sharrifah Al-Salem, CFA, 415-660-1256

Director of Investor Relations

IR@xoom.com

XOOM CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2015	2014
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$81,613	$67,216
Disbursement prefunding	42,893	71,167
Short-term investments	105,382	111,777
Customer funds receivable	25,470	18,590
Prepaid expenses and other current assets	7,358	5,417
Total current assets	262,716	274,167
Non-current assets:
Property, equipment and software, net	15,406	15,670
Goodwill	9,032	9,032
Intangibles, net	4,710	5,129
Restricted cash	11,404	10,971
Other assets	751	755
Total assets	$304,019	$315,724
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$17,438	$14,533
Customer liabilities	19,815	11,540
Line of credit	—	28,000
Total current liabilities	37,253	54,073
Non-current liabilities:
Other non-current liabilities	6,289	5,885
Total liabilities	43,542	59,958
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized; issued and outstanding 39,304,758 and 38,592,808 shares at June 30, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	347,451	339,169
Accumulated other comprehensive loss	(27)	(55)
Accumulated deficit	(86,951)	(83,352)
Total stockholders’ equity	260,477	255,766
Total liabilities and stockholders’ equity	$304,019	$315,724

XOOM CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue	$46,327	$39,844	$90,745	$75,782
Cost of revenue	13,349	12,977	25,382	22,555
Gross profit	32,978	26,867	65,363	53,227
Marketing	10,511	7,356	20,449	16,138
Technology and development	12,138	8,801	23,220	16,651
Customer service and operations	4,798	4,371	9,407	8,345
General and administrative	7,544	4,817	15,130	9,975
Total operating expense	34,991	25,345	68,206	51,109
Income (loss) from operations	(2,013)	1,522	(2,843)	2,118
Other income (expense):
Interest expense	(325)	(344)	(694)	(672)
Interest income	72	69	148	145
Other income (expense)	(18)	170	(130)	190
Income (loss) before income taxes	(2,284)	1,417	(3,519)	1,781
Provision for income taxes	52	19	80	31
Net income (loss)	$(2,336)	$1,398	$(3,599)	$1,750
Net income (loss) per share:
Basic	$(0.06)	$0.04	$(0.09)	$0.05
Diluted	$(0.06)	$0.03	$(0.09)	$0.04
Weighted-average shares used to compute net income (loss) per share:
Basic	39,183	38,102	38,994	37,952
Diluted	39,183	41,622	38,994	41,667

XOOM CORPORATION AND SUBSIDIARIES

Key Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Other Financial and Operational Data:
Gross Sending Volume (in thousands)	$1,727,534	$1,805,342	$3,398,981	$3,382,033
Transactions	3,880,264	3,192,199	7,432,541	6,088,838
Active Customers	1,381,175	1,195,425	1,381,175	1,195,425
Gross Additional Customers	157,803	153,961	313,922	290,370
Cost Per Acquisition of a Gross Additional Customer	$53	$44	$52	$46
Adjusted EBITDA (in thousands)	$3,903	$5,068	$7,641	$8,591

XOOM CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
	(unaudited)
Non-GAAP net income:
GAAP net income (loss)	$(2,336)	$1,398	$(3,599)	$1,750
Add back: stock-based compensation	3,250	2,333	6,485	4,257
Add back: amortization of acquired intangible asset	203	203	407	407
Add back: Merger-related cost	1,315	—	1,315	—
Non-GAAP net income	$2,432	$3,934	$4,608	$6,414

Non-GAAP net income per diluted share	$0.06	$0.09	$0.11	$0.15

Non-GAAP diluted shares	41,715	41,622	41,488	41,667

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(2,336)	$1,398	$(3,599)	$1,750
Provision for income taxes	52	19	80	31
Interest expense	325	344	694	672
Interest income	(72)	(69)	(148)	(145)
Amortization of acquired intangible asset	203	203	407	407
Depreciation and other amortization expense	1,166	840	2,407	1,619
Stock-based compensation	3,250	2,333	6,485	4,257
Merger-related cost	1,315	—	1,315	—
Adjusted EBITDA	$3,903	$5,068	$7,641	$8,591